Exhibit 5.1
OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
May 13, 2010
DigitalGlobe, Inc.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503

Re:	DigitalGlobe, Inc. and the Subsidiary Guarantors Registration Statement on Form S-4/S-3
Ladies and Gentlemen:
          We have acted as special counsel to DigitalGlobe, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $355,000,000 aggregate principal amount of the Company’s 10.5% Senior Secured Notes due 2014 (the “Exchange Notes”). The Indenture, dated as of April 28, 2009 (the “Indenture”), by and among the Company, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as Trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by DG Consents Sub, Inc. (the “DE Guarantor”), a Delaware corporation (the guarantee by the DE Guarantor is referred to herein as the “DE Guarantee”) and DigitalGlobe International, Inc., a Colorado corporation (the “CO Guarantor” and, together with the DE Guarantor, the “Subsidiary Guarantors”), to the extent set forth in the Indenture (together with the DE Guarantee, the “Subsidiary Guarantees”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 10.5% Senior Secured Notes due 2014 of the Company (the “Original Notes”) under the Indenture, as contemplated by the Registration Rights Agreement, dated as of April 28, 2009 (the “Registration Rights Agreement”), by and among the Company, the Subsidiary Guarantors, and Morgan Stanley & Co. Incorporated, as representative of the initial purchasers of the Original Notes.
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the Registration Statement on Form S-4 relating to the Exchange Notes and the Subsidiary Guarantees filed by the Company with the Securities

DigitalGlobe, Inc.
May 13, 2010

and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture;

(iv)	the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware;

(v)	the Amended and Restated By-laws of the Company, as amended to date, as certified by J. Alison Alfers, Senior Vice President, Secretary and General Counsel of the Company;

(vi)	the certificate of incorporation and by-laws of the DE Guarantor;

(vii)	resolutions of the Board of Directors of the Company, adopted on March 16, 2009, and resolutions of the Pricing Committee of the Board of Directors of the Company, adopted on March 16, 2009, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters, as certified by J. Alison Alfers, Senior Vice President, Secretary and General Counsel of the Company;

(viii)	Actions by Written Consent of the Board of Directors of the DE Guarantor, adopted April 21, 2009, relating to the Exchange Offer, the Indenture, the DE Guarantee and related matters, as certified by Erwin D. Sontani, Secretary of the DE Guarantor; and

(ix)	the form of the Exchange Notes, included as an exhibit to the Indenture.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and except as to Subsidiary Guarantors with respect to the Subsidiary Guarantees, the validity and binding effect on such parties. We have also assumed that the CO

DigitalGlobe, Inc.
May 13, 2010

Guarantor has been duly organized and is validly existing in good standing under the laws of the State of Colorado and has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture, the Registration Rights Agreement, the Exchange Notes and the Subsidiary Guarantees to the extent a party thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.
          Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York, which in our experience, are normally applicable to transactions of the type governed or contemplated by the Exchange Offer, the Indenture and the Exchange Notes (including applicable provisions of the Delaware constitution and reported judicial interpretations interpreting Delaware corporate laws) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.
          In rendering the opinion set forth below, we have assumed that (i) the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder and (ii) the execution and delivery by each of the Subsidiary Guarantors of the Indenture and the performance by the Subsidiary Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Subsidiary Guarantors or any of their respective properties are subject, except for those agreements and instruments that have been identified to us by the Company as being material and that are filed as exhibits to the Registration Statement.
          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been qualified under the Trust Indenture Act and the Exchange Notes (in the form filed as Exhibit 4.3 to the Registration Statement) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes and the Subsidiary Guarantees will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

DigitalGlobe, Inc.
May 13, 2010

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP